                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                             Newberry Bancorp, Inc.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14-A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

                                      N/A

     2) Aggregate number of securities to which transaction applies:

                                      N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A

     4) Proposed maximum aggregate value of transaction:

                                      N/A

     5) Total fee paid:

                                      N/A


     [  ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:  N/A
     2) Form, Schedule or Registration Statement No.: N/A
     3) Filing Party:  N/A
     4) Date Filed:  N/A

                                                                     PRELIMINARY
                                                                  PROXY MATERIAL
                             NEWBERRY BANCORP, INC.
                            209 East Portage Avenue
                        Sault Ste. Marie, Michigan 49783
                                 (906) 635-9794

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT
                                  JUNE 3, 1996

To Holders of Common Stock of
Newberry Bancorp, Inc.

     The Annual Meeting (the "Meeting") of Stockholders of Newberry Bancorp, Inc., a Delaware corporation (the "Company"), will be held at the offices of University Bank, the Company's bank subsidiary, 959 Maiden Lane, Ann Arbor, Michigan 48105, at 12:00 noon, local time, on Monday, June 3, 1996 for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders;

     2. To consider a proposal to amend the certificate of incorporation of the Company to change its name to "University Bancorp. Inc.";

     3. To consider a proposal to approve the 1995 Stock Plan of the Company;
and

     4. To transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed 5:30 p.m. Central Standard Time, on April 19, 1996 as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. The Proxy Statement and form of proxy of the Meeting are first being mailed with, and on the date of mailing of, this notice. The approximate date on which the Proxy Statement and form of proxy will first be sent to stockholders is April __, 1996.

                                             By order of the Board of
                                               Directors
                                             Joseph L. Ranzini,
                                             Secretary

April __, 1996

If you wish to participate in the vote on the matters coming before the Annual Meeting and do not intend to attend in person, please mark, sign and date the enclosed form of proxy and return it promptly to the Company, c/o University Bank, 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783.

                                                                     PRELIMINARY
                                                                  PROXY MATERIAL

                             NEWBERRY BANCORP, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 3, 1996

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
             General Information                                2

             Item 1:  Election of Directors                     4

             Security Ownership of Certain Beneficial
              Owners and Management                             7

             Executive Officers                                10

             Executive Compensation                            11

             Certain Information With Regard to Section 16(a)
              of the Exchange Act                              15

             Compensation Plans                                16

             Certain Relationships and Related Transactions    17

             Item 2:  Proposal to Amend the Certificate of
              Incorporation to Change the Name of the Company  20

             Item 3:  Proposal to Approve the 1995 Stock Plan  21

             Independent Public Accountants                    29

             Other Matters                                     30

             Exhibit A - 1995 Stock Plan

                              GENERAL INFORMATION


     By appointing "proxies," stockholders may vote their shares at the Annual Meeting of Stockholders (the "Meeting") of Newberry Bancorp, Inc., a Delaware corporation (the "Company"), which is scheduled to be held on June 3, 1996 and referred to in the accompanying Notice of Annual Meeting, and any adjournments thereof, whether or not they attend. With this Proxy Statement, the Company's Board of Directors provides information on the items of business scheduled for the Meeting and asks you to appoint proxies selected by the Board of Directors to vote your shares. The Company's Board of Directors is soliciting your proxy. The cost of such solicitation is being paid for by the Company.

     The proxies will vote your shares according to your instructions. The Board of Directors recommends: (1) a vote "FOR" the election of each of the nominees for election as directors of the Company indicated in the accompanying form of proxy; (2) a vote "FOR" Item 2, that is: approval of the proposed amendment of the Company's certificate of incorporation, changing its name to "University Bancorp, Inc.; and (3) a vote "FOR" Item 3, that is: approval of the 1995 Stock Plan of the Company. You may vote "FOR" or "WITHHOLD" as to all or any one or more nominees for election as directors; and you may vote "FOR" or "AGAINST" or "ABSTAIN" with respect to each or any of Item 2 and Item 3.
You have one vote for each share of Common Stock, par value $.01 per share, of the Company ("Common Stock") registered in your name on the Company's books on April 19, 1996 at 5:30 p.m., Central Standard Time, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that time, the Company had 1,232,718 shares of Common Stock outstanding and entitled to vote.

     If you wish to participate in the vote on the matters coming before the Meeting, please sign, date and promptly return your form of proxy to the Company, c/o University Bank, 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783.

     If you return a properly signed and dated form of proxy but do not mark any choices for any of Items 1, 2 or 3, your shares will be voted in accordance with the recommendation of the Board of Directors as to the election of directors or "FOR" approval of the proposed amendment of the Company's certificate of incorporation, or "FOR" approval of the 1995 Stock Plan of the Company, as the case may be.

     You may revoke the proxy solicited by the Board of Directors before its exercise by delivering written notice of such revocation to the Company, c/o University Bank, 209 East Portage Avenue, Sault Ste. Marie, Michigan 49783, or by submitting a subsequently dated proxy, or by attending the Meeting and voting by ballot.

     Directors will be elected by plurality of the votes of Common Stock cast at the Meeting. Approval of the proposed Amendment of the certificate of incorporation of the Company requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date for the Meeting. Approval of the 1995 Stock Plan of the Company will require the affirmative vote of the holders of a majority of the shares of Common Stock as of the record date present in person or by proxy and entitled to vote at the Meeting. For each of these purposes, abstentions and broker non-votes are not considered votes cast.

PRESENTATION OF
PROPOSALS OF STOCKHOLDERS

     It is expected that the next annual meeting of stockholders of the Company will be held in the 1997 calendar year. Proposals of stockholders to be presented at such annual meeting must be received by the Company prior to February 1, 1997 to be included in the Company's proxy statement and form of proxy for such annual meeting. The notice and any such proposal must comply with the applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE - ATTENDANCE
AT BOARD OF DIRECTOR MEETINGS

     The Board of Directors oversees the management of the business of the Company. The Board of Directors had no audit or nominating committees during the fiscal year ended December 31, 1995. The Board of Directors appointed Messrs. Joseph L. Ranzini, Stephen Lange Ranzini and Michael Talley as members of a Compensation Committee to administer the 1995 Stock Plan of the Company. The Board of Directors held a total of four meetings during the 1995 fiscal year. The Compensation Committee met once during the 1995 fiscal year. Keith Brenner attended three of the four regular meetings held during 1995. Paul Clare, a former director, attended the three meetings of the Board held prior to his passing in November 1995. All other directors attended 100% of the meetings of the Board or of the Compensation Committee (if a member thereof) held during the 1995 fiscal year. As noted in the Company's 1995 Annual Report to Stockholders, the Board of Directors notes with great sadness Paul's passing and the contributions he made to the Company's success, and expresses its heartfelt condolences to his wife and young family.

COMPENSATION OF DIRECTORS

     Directors are not compensated for attendance at meetings, although they are reimbursed for travel expenses. In lieu of such compensation, in 1993, the Company granted to each of Mildred Ranzini, Keith Brenner, Paul Clare and Michael Talley (the four non-executive directors at that time), an option to purchase 10,000 shares of the Company's common stock, exercisable only as a block and at an exercise price of $3.125 per share. The closing offer price of the Company's common stock on the date of such grant was $3.125. The options became exercisable commencing on the date of grant and shall terminate on July 19, 2003.

ELECTION OF DIRECTORS

     The Board of Directors recommends a vote "FOR" the slate of nine directors named below. Biographical information is included below for each nominee. Persons elected at the Meeting will hold office until a successor is elected or until earlier resignation or removal. In the event that any of these director nominees becomes unavailable to serve, proxies will be voted for the election of such other person(s) as may be recommended by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY

     Joseph L. Ranzini, age 67, has been a director and Secretary of the Company since January 1990 and of predecessor corporations merged into the Company (the "Predecessors") since July 1988 and Chairman of the Board of the Company from January 1980 through January 1996. Mr. Ranzini has been a Director of University Bank (the Company's subsidiary) since July 1988 and was appointed Chairman of the Board in March 1994. Since May 1993, Mr. Ranzini has also served as the President and Chairman of the Board of Michigan BIDCO, Inc. (the "BIDCO"), a community development lending organization described further below. Mr. Ranzini maintained a private law practice in New Jersey from 1965 until June 1991. For more than five years until April 1991 he was a general partner in Katie Company, a New Jersey modular home builder, President and the principal of One Eastern Avenue, Inc. (a New Jersey real property ownership concern) and President and principal of Barrister, Inc. (a New Jersey modular home builder). Mr. Ranzini also is a director of Newberry Motors and of Knauf Motors, a Newberry, Michigan car dealership, since April 1993.

     Stephen Lange Ranzini, age 31, has been a director and President of the Company since January 1, 1990 and of its Predecessors since July 1988. Since May 1993, Mr. Ranzini has also served as the Treasurer and a Director of BIDCO. Mr. Ranzini was appointed Vice President - Mortgage Banking and a Director of University Bank in March 1994 and in October 1994 he was appointed President of the Bank. He relinquished the latter position in

December 1994 and became the Bank's Senior Vice President - Mortgage Banking. From October 1988 until October 1989, he held the position of Senior Financial Analyst and Assistant to the Senior Vice President for mergers and acquisitions of Triangle Industries/Trian Group L.P., a West Palm Beach, Florida private investment firm. Mr. Ranzini served as a financial analyst at General Host Corporation, a diversified holding company located in Stamford, Connecticut, from June 1986 through September 1988, and prior thereto served as an analyst intern at T. Rowe Price Associates, a Baltimore, Maryland registered investment advisor. He is the son of Joseph L. and Mildred Ranzini. Since July 1991, Mr. Ranzini has been a director of CityFed Financial Corp., a former savings and loan holding company now based in Massachusetts. Mr. Ranzini also serves as the Secretary and a director of Newberry Motors and of Knauf Motors, a Newberry, Michigan car dealership and an affiliated company, since April 1993; a director of Great Lakes Tissue, a Cheboygan, Michigan paper mill, since August 1993; a director of Scanlan Communications, a Traverse City, Michigan ABC-TV broadcast affiliate, since November 1993; and a director of Midwest Loan Services, a Houghton, Michigan mortgage subservicer, now 80% owned by the Bank, since March 1995.

     Mildred Lange Ranzini, age 64, has been a director and Assistant Secretary of the Company since January 1, 1990 and of its Predecessors since July 1988. Mrs. Ranzini holds a M. Div. from Princeton Theological Seminary, a Masters Degree in Education from Columbia University and a B.A. from Wellesley College. Mrs. Ranzini has not otherwise held an active business position during the prior five years.

     Keith Brenner, age 51, served as a director of the Company from October 1985, and also as the President and Treasurer of the Company from inception until December 31, 1989. Mr. Brenner resigned as a director of the Company pending approval of his resuming office as a director of the Company by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Such approval was subsequently obtained, and Mr. Brenner resumed his position as a director of the Company in April 1990. Prior to forming the Company, Mr. Brenner was employed by Celestial Seasonings, Inc., a tea manufacturer located in Boulder, Colorado, from 1980 to 1985 as Vice President of Marketing and Vice President of Corporate Development. Since the forth quarter of 1988, Mr. Brenner has been President and owner of Brenner & Associates, a strategic planning and marketing consulting firm, located in Boulder, Colorado. From June 1990 until December 1992 Mr. Brenner was a director of Good Times Restaurants Inc., a restaurant chain based in Boulder Colorado, a NASDAQ system quoted company.

     Robert Goldthorpe, age 59, was appointed a director of the Company in April 1996. Mr. Goldthorpe served as a Director of University Bank from September 1992 to January 1996. For more than five years, Mr. Goldthorpe has been President of Goldthorpe

Enterprises, a diversified holding company with operations in the central and eastern portion of the Upper Peninsula of Michigan, with investments in hotels, restaurants, apartment buildings, a hardware store, and the construction and contracting business.

     Mark Ouimet, age 47, was appointed President, CEO and Chairman of the Board of Directors of the Bank, and a Director of the Company in December 1995. Previously, he had served in a variety of capacities at Great Lakes Bancorp of Ann Arbor, Michigan for more than ten years, including most recently Senior Vice President for Corporate and Community Affairs and First Vice President for Retail Banking.

     Joseph Lange Ranzini, age 36, was appointed a director of the Company in April 1996. A graduate of Dartmouth College in 1982, he earned his M.D. from the University of Virginia in 1986, and completed his residency with a specialty in General Surgery at Mary Imogene Bassett Hospital, an affiliate of Columbia University in Cooperstown, New York in 1992. Since that time he has been in a general surgery private practice at Augusta Medical Center in Fishersville, Virginia. He is the son of Joseph L. and Mildred Ranzini and the brother of Stephen Lange Ranzini and Paul Lange Ranzini.

     Paul Lange Ranzini, age 34, was appointed a director of the Company in April 1996. He is a Lecturer in Music and a Doctoral Candidate in Music History and Theory at the University of Chicago, where he has been since 1989, except in 1994 and 1995, when he earned a Fulbright Fellowship to Germany for Dissertation Research. At the University of Chicago, he is also employed part-time as the computer data center manager at the University's International House. From 1984 to 1988 he was a graduate student at the University of Michigan in Ann Arbor, Michigan, where he earned two Masters, an M.A. in Musicology and an M.M. in Organ and Church Music. From 1979 to 1983 he was a student at the College of William and Mary, where he received a B.A. in Philosophy. He is the son of Joseph L. and Mildred Ranzini and the brother of Stephen Lange Ranzini and Joseph Lange Ranzini.

     Michael Talley, age 45, served as a director of the Company's Predecessors from 1988 until he resigned from such position effective November 28, 1989, pending Federal Reserve Board approval of his holding office as a director of the Company. Such approval was subsequently obtained, and Mr. Talley became a director of the Company in January 1990. Since March 1990, Mr. Talley has served as an Account Executive at Ladenburg, Thalmann & Co. Inc. in New York, New York. Between February 1988 and March 1990 Mr. Talley served as an Account Executive at Oppenheimer & Co., Inc. in New York, New York. For more than five years until February 1988, he served as an Account Executive at L.F. Rothschild Unterberg Towbin in New York, New York.

     There is no family relationship between any current director or executive officer of the Company and any other current director or executive officer of the Company, except as indicated above.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below and on the following pages is information with respect to number and percentage of outstanding shares of the Company beneficially owned by certain persons, including those known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, the directors of the Company individually and the directors and officers of the Company as a group. The information in the table is as of March 15, 1996, except as otherwise indicated.

                                          Amount and Nature     Percent
                            Title of      of Beneficial         of
Name and Address            Class         Ownership (1)         Class
----------------            -----         -------------         -----
Joseph L. Ranzini           Common
173 W. Queens Drive         Stock         711,251 (2)(3)          57.7%
Williamsburg, VA 23185                    (5)

Mildred Ranzini             Common        482,872 (2)             38.9%
173 W. Queens Drive         Stock         (4)(6)(10)(12)
Williamsburg, VA 23185

Stephen Lange Ranzini       Common        193,230 (3)(4)          15.7%
c/o Newberry Bancorp, Inc.  Stock         (7)
209 E. Portage Avenue
Sault S. Marie, MI 49783

Keith E. Brenner            Common        23,527 (8)(12)           1.9%
135 Green Meadow Lane       Stock
Boulder, CO 80302

---------------------
(Table Continued on Next
Page)

                                          Amount and Nature     Percent
                            Title of      of Beneficial         of
Name and Address            Class         Ownership (1)         Class
----------------            -----         -------------         -----
Mark Ouimet                  Common        112,000 (9)            8.4%
c/o University Bank          Stock
959 Maiden Lane
Ann Arbor, MI 48105

Dr. Joseph Lange Ranzini     Common          - (5)                  -
336 Chestnut Avenue          Stock
Waynesboro, VA 22980

Paul Lange Ranzini           Common          - (5)                  -
International House          Stock
1414 59th Street
Chicago, IL 60637

Robert Goldthorpe            Common       20,000(11)              1.6%
Rt 3, Box 2725               Stock
McMillan, MI 49853

Ranzini Family Trust         Common       320,000 (2)(10)        26.0%
dated 11/8/90                Stock
173 W. Queens Drive
Williamsburg, VA 23185

Ranzini Family Trust         Common       132,872 (4)(10)        10.8%
dated 12/20/89               Stock
173 W. Queens Drive
Williamsburg, VA 23185

All Current Officers and     Common       1,086,738 (2)
Directors, as a Group        Stock        (3)(4)(7)(8)
(Ten Persons)                             (9)(12)(13)            78.6%

-----------------------
(footnotes to the table continue on following page)

(1) Unless otherwise indicated, the indicated person is believed to have sole voting and investment power over shares indicated as beneficially owned by such person.

(2) Includes 320,000 shares of Common Stock held by an irrevocable trust, the primary beneficiary of which is Mr. Stephen Lange Ranzini. The trustees of the trust are Mr. Joseph L. Ranzini and Mrs. Mildred Ranzini.

(3) Includes 23,000 shares of Common Stock acquired by Michigan BIDCO, Inc. as partial consideration for the acquisition by University Bank of 80% of the common stock of Midwest Loan Services, Inc., in which the BIDCO was a minority stockholder. The Company, the Bank, Joseph L.

     Ranzini, Stephen Lange Ranzini, Mildred Lange Ranzini and the two Ranzini Family Trusts are officers, directors and/or security holders of the BIDCO. Each of such persons and the trusts disclaims beneficial ownership of such 23,000 shares.

(4) Includes 132,872 shares of Common Stock held by an irrevocable trust, the primary beneficiaries of which are Mr. Joseph L. Ranzini's five adult children. The trustees of the trust are Mr. Stephen Lange Ranzini and Mrs. Mildred Ranzini. Each of Stephen Lange Ranzini, Paul Lange Ranzini and Dr. Joseph Lange Ranzini is, respectively, a primary beneficiary of one-fifth or 26,574 of the shares of Common stock held under the terms of the trust.

(5) Does not include the 132,872 shares of Common Stock referred to in note 4 above, as to which Joseph L. Ranzini, Dr. Joseph Lange Ranzini and Paul Lange Ranzini disclaim beneficial ownership.

(6) Mrs. Ranzini disclaims beneficial ownership of shares of Common Stock owned by her spouse, Joseph L. Ranzini.

(7) Includes 12,008 shares of Common Stock which represent Mr. Stephen Lange Ranzini's current accrued allocation of shares of Common Stock under the Newberry Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"). Does not include the shares held in the trust referred to above in note 2 as to which Stephen Lange Ranzini is the primary beneficiary.

(8) Includes shares of Common stock owned beneficially by Mr. Brenner's retirement plan, and also includes 708 shares of Common Stock owned by Mr. Brenner's minor children.

(9) Consists of 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ouimet, as such options are immediately exercisable, subject to approval by the Company's stockholders of the Company's 1995 Stock Plan and 12,000 shares of Common Stock which, pursuant to the terms of Mr. Ouimet's Employment Agreement with the Company, are to be issued to Mr. Ouimet. Such shares do not include an additional 80,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Ouimet under the 1995 Stock Plan, subject to approval by the Company's stockholders of such Plan, as such options are not exercisable before January 10, 1997 (and certain dates thereafter). Messrs. Joseph L. Ranzini and Stephen Lange Ranzini, who, together with the two trusts for the benefit of members of their family, hold a majority of the outstanding shares of Common Stock, have agreed to vote their shares in favor of approval of the 1995 Stock Plan.

(10) See the last two sentences of Note 3 above.

(11) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Company's 1995 Stock Plan which are immediately exercisable, subject to the approval by the Company's stockholders of such plan.

(12) Currently exercisable options for 10,000 shares of Common Stock are held by each of Mrs. Ranzini, Mr. Brenner and Mr. Talley. Currently exercisable options for 20,000 shares of Common Stock (subject to stockholder approval of the 1995 Stock Plan) are held by Mr. Goldthorpe and by an officer of the Company. The shares subject to such person's respective option are included in such person's respective holdings and in the total shares held by all current officers and directors as a group.

(13) The total number of issued and outstanding shares of Common Stock owned as of March 15, 1996 by Joseph L. Ranzini, Stephen Lange Ranzini, Mildred Lange Ranzini and the Ranzini Family Trusts, including the shares allocated to Stephen Lange Ranzini under the ESOP, is 878,481. In addition, as indicated in Note 12 above, Mildred Lange Ranzini holds a currently exercisable option to purchase 10,000 shares of Common Stock.


                               EXECUTIVE OFFICERS

     Joseph L. Ranzini and Stephen Lange Ranzini hold executive officer positions with the Company, as indicated above under "Election of Directors".

     Thomas J. Vandermus, age 41, is Chief Financial Officer of the Company. He was elected to such position in November 1995. He has also served as Treasurer of University Bank since February 1995. Prior to that time and for more than five years he was employed by Valley Bancorp, Sheboygan, Wisconsin, where he held the positions of Controller of Valley Real Estate Services, a mortgage banking subsidiary company, and Controller of Valley United Bank.

     Mark Ouimet, age 47, was appointed President, CEO and Chairman of the Board of Directors of University Bank, and a Director of the Company in December 1995. Previously, he had served in a variety of capacities at Great Lakes Bancorp of Ann Arbor, Michigan for more than ten years, including most recently Senior Vice President for Corporate and Community Affairs and First Vice President for Retail Banking. Mr. Ouimet is not an officer of the Company but for certain purposes could perhaps be considered as executive officer of the Company by virtue of his position as Chief Executive Officer of the Bank.

     Officers of the Company serve at the discretion of the Board of Directors and generally are to be elected annually.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company and affiliates for the fiscal years ended December 31, 1995, 1994 and 1993, of the Chief Executive Officer of the Company and of the President of the Company's subsidiary, University Bank, who assumed such position in December 1995. There were no other executive officers whose salary and bonus from the Company or its affiliates for the latest fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                                                                            Long Term Compensation
                                                                    ---------------------------------------
                                Annual Compensation                          Awards                Payout
                      -------------------------------------------   -------------------------    ----------
                                                         Other                    Securities
                                                         Annual     Restricted    Underlying                       Other
Name and Principal                                     Compensa-      Stock        Options/      LTIP Pay-         Compen-
Position              Year    Salary ($)    Bonus($)     tion($)     Awards($)     SARs (#)      outs($)           sation($)
--------------------  ----    ----------    --------  -----------   -----------  ------------    ----------        ---------
Stephen Lange         1995    $103,750      $    -      $    -        $5,208           -           $  -               $   -
Ranzini,                      (2)                                     (4,5)
President and
CEO                   1994    $101,073      $    -      $    -        $4,898           -           $  -               $   -
                              (1)(2)                                  (6)

                      1993    $ 80,000      $    -      $ 13,500(3)   $   -            -           $  -               $   -
                              (1)(2)

Mark Ouimet,          1995    $  7,815      $    -      $114,922      $   -          180,000       $  -               $   -
President of                                            (7)                          (8)
University Bank

-----------------
(1) Includes $60,000 paid for 1994 and 1993 to Arete, a general partnership comprised of Stephen Lange Ranzini and Joseph L. Ranzini, which provided management services to the Company pursuant to an agreement between the Company and Arete, until December 31, 1994.
(Footnotes continued on next page.)

(2)  Salary in 1995, 1994 and 1993 includes $41,250, $36,358 and $20,000, respectively, from Michigan BIDCO, Inc., for which Mr. Ranzini served as Treasurer.
(3) In 1993, Mr. Ranzini purchased 15 shares of Founders' Stock in Michigan BIDCO, Inc. at $100 per share, a discount of $900 per share from the then estimated fair market value of $1,000 per share.
(4) At the end of the Company's fiscal year ended December 31, 1995, a total of 12,008 shares of the Company's Common Stock were allocated to Mr. Ranzini under the Company's ESOP. Mr. Ranzini's rights in all of said shares are vested. Valued at $4.625 per share, the closing bid price of the Company's Common Stock on December 31, 1995, the aggregate value of such shares was $55,537.
(5) Allocation under the Company's ESOP of 1,126 shares of the Company's Common Stock to Mr. Ranzini in April 1995.
(6) Allocation under the Company's ESOP of 1,306 shares of the Company's Common Stock to Mr. Ranzini in April 1994.
(7) Consists of bonus amounts paid to Mr. Ouimet in connection with the commencement of his employment with University Bank, pursuant to the terms of his Employment Agreement (in part to cover benefits from his former employer foregone by Mr. Ouimet), including the issuance of 12,000 shares of Common Stock, valued for this purpose at $4.625 per share, the closing bid price for the Common Stock on December 31, 1995, and perquisite amounts aggregating $9,422 representing car lease payments allocable to 1995 and amounts paid to Mr. Ouimet as reimbursement for certain expenses incurred by him.
(8) All options granted subject to stockholder approval of the Company's 1995 Stock Plan.

                              --------------------

     The following table sets forth information as to options to purchase shares of Common Stock granted during the fiscal year ended December 31, 1995 to the executive officers named in the Summary Compensation Table provided above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                       Number of Securities
                        Underlying Options      Exercise      Expiration
        Name               Granted (#)       Price ($/share)     Date
---------------------  --------------------  ---------------  ----------
Stephen Lange Ranzini        0                     -                -

Mark Ouimet            120,000 (1)(2)            $4.50         12/31/1997
                        60,000 (1)(3)            $4.50          9/30/2000

-----------------
(1) All options were granted subject to stockholder approval of the 1995 Stock Plan.
(2) Options for 20,000 of the indicated shares do not become exercisable until January 10, 1997. The options for the other 100,000 shares become exercisable upon such stockholder approval.
(3) Such options become exercisable as follows: 20,000 shares on January 10, 1998, 20,000 shares on January 10, 1999 and 20,000 shares on January 10, 2000.

                              -------------------


     Except as indicated in the above table, neither Stephen Lange Ranzini nor Mark Ouimet received during the three fiscal years ended December 31, 1995 or held at December 31, 1995, any stock options, SAR grants or Long-Term Incentive Plan Awards.

     The Company does not have a defined benefit or actuarial pension plan.

     University Bank and the Company have entered into an Employment Agreement with Mark Ouimet, providing for his retention as President and Chief Executive Officer of the Bank. It provides for a base annual salary of $127,000, increasing annually by a minimum of 5%, and bonus compensation tied to the performance of the Bank's office(s) in the lower peninsula in Michigan, with incremental bonus amounts payable upon the achievement of cumulative financial milestones in terms of dollar amounts of deposits and of "on balance sheet" loans. The total cumulative amount of bonuses available under the Employment Agreement is $750,000.

     The Agreement also provides for the granting of options to purchase up to 180,000 shares of Common Stock at $4.50 per share. As indicated in the above table of Option Grants, such options have been granted under the 1995 Stock Plan. Mr. Ouimet, under the terms of his Employment Agreement and the agreement granting him such options, is entitled to loans from the Company to finance the exercise price of such options. Such loans are to be for a term of three years with an amortization schedule of not less than 15 years and with interest to accrue but not to be payable until December 31, 2000.

     The Employment Agreement also provides for the payment to Mr. Ouimet of amounts aggregating $50,000 and the grant to him of 12,000 shares of Common Stock in respect of benefits foregone by him from his prior employer, as well as an amount to cover Mr. Ouimet's legal costs in connection with the negotiation, review and execution of the Employment Agreement and to cover dental costs through December 31, 1996.

     The term of the Employment Agreement is through December 31, 2000, subject to the Bank's right to terminate such employment for "cause" (as defined, including in the event the Bank's Ann Arbor division does not reach a specified level of deposits and loans by December 31, 1997). In the event of termination of Mr. Ouimet's employment without "cause" or if there is a material reduction of his responsibilities without his express written consent, the Agreement entitles Mr. Ouimet to immediate payment of the balance of the base salary payable to him during the remaining portion of the term of the Employment Agreement, but in no event less than an amount equal to 12 month's base salary, and the payment of all future bonus compensation under the Employment Agreement when earned and otherwise payable (if the termination or reduction of responsibilities had not occurred), as well as payment of health and life insurance premiums for comparable benefits coverage for a period of one (1) year from date of termination. If the Company's stockholders' equity falls below 3% of total consolidated assets, the amount of future salary and bonus payable to Mr. Ouimet must be placed in escrow.

     Mr. Ouimet is also entitled to certain other benefits under the Employment Agreement, including disability and life insurance coverage at the Bank's cost, reimbursement for lease payments, maintenance, gas and insurance on an automobile, reimbursement for medical insurance premiums if the Bank does not enact a medical savings account plan within three years, reimbursement for club and civic and professional association dues and for continuing education, and matching charitable contributions as deemed appropriate by the Bank's Board of Directors.

     Management of the Company and the Board of Directors believe that Mr. Ouimet is uniquely qualified to carry out the Bank's strategic plan of building a successful community banking franchise in Ann Arbor, Michigan. Before joining University Bank, Mr. Ouimet was the highest ranking local officer of Great Lakes Bancorp, Ann Arbor's largest financial institution. Great Lakes, which is believed to have a 22% market share of banking deposits in Ann Arbor and Washtenaw County, was the sole remaining large locally owned financial institution in Ann Arbor prior to its acquisition by an out-of-state holding company in early 1995.


                       CERTAIN INFORMATION WITH REGARD TO
                       SECTION 16(a) OF THE EXCHANGE ACT


     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during its most recent fiscal year and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and upon a review of written representations from executive officers and directors of the Company who did not file a Form 5 with respect to the most recent fiscal year, as to whether any filing of a Form 5 is required with respect to such person, no person who, at any time during the Company's most recent fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common stock, failed, as disclosed in the above Forms, to file on a timely basis, any reports required by Section 16(a) of the Exchange Act, except as follows:

     Although it is not believed that such filings were mandated under Section 16(a), on or about January 30, 1996, Joseph L. Ranzini, Stephen Lange Ranzini and Mildred Lange Ranzini filed Form 4's with respect to the acquisition in December 1995 by Michigan BIDCO, Inc. (the "BIDCO") of 23,000 shares of Common Stock of the Company as partial consideration for the acquisition by the Bank of 80% of the common stock of Midwest Loan Services, Inc., a corporation in which the BIDCO was a minority stockholder. The Company, the Bank and such individuals and the two Ranzini Family Trusts are officers, directors and/or security holders of the BIDCO. Each of such persons and trusts disclaims beneficial ownership of such shares.

     Mr. Stephen Lange Ranzini inadvertently failed to file a Form 5 or a Form 4 reporting the allocation to him in April 1995 of 1,126 shares of Common Stock under the Company's Employee Stock Ownership Plan. In March 1996, Mr. Ranzini filed a Form 5 reporting such allocation.

                               COMPENSATION PLANS

     1986 Incentive Stock Option Plan. In January 1986 the stockholders of the Company approved an Incentive Stock Option Plan intended to qualify under the applicable provisions of the Internal Revenue Code. The Company has reserved 28,700 shares of Common Stock for issuance pursuant to options which may be granted under the plan. The purpose of the plan is to provide key employees and officers of the Company or its subsidiaries with additional incentives.
The Board of Directors currently administers the plan and determines when and upon what terms options may be granted under the plan. The exercise price of options granted is 100% of the fair market value of the Common Stock at the date of the grant (110% for anyone who owns 10% or more of the Company's voting stock at the date of the grant). No options were outstanding under the plan as of March 31, 1996. If the 1995 Stock Plan is approved by the Company's stockholders, it is the intent of the Board of Directors to terminate this 1986 plan.

     1987 Non-Statutory Stock Option Plan. On April 8, 1987, the Company's Board of Directors adopted a non-statutory stock option plan which was approved by stockholders at a meeting held April 8, 1987. This plan provides for the grant to officers, directors and key employees of the Company, and independent contractors providing services to the Company or its subsidiaries, of options to purchase, in the aggregate, a maximum of 20,000 shares of Common Stock. The exercise price of options granted under the plan is as determined by the Board of Directors. Options expire on the date specified by the Board of Directors but nor more than 10 years from the date of the grant. The plan is administered by the Board of Directors who determine when and upon what terms options under this plan may be granted. No options were outstanding under the plan as of March 31, 1996. If the 1995 Stock Plan is approved by the Company's stockholders, it is the intent of the Board of Directors to terminate this 1987 plan.

     Newberry Bancorp, Inc. Employee Stock Ownership Plan. The Company has had in effect an employee stock ownership plan (the "ESOP") for eligible employees of the Company and its subsidiaries. The ESOP is a qualified plan under section 401(a) of the Internal Revenue Code, as amended. The ESOP provides that the employer may contribute thereto such amounts as it may determine and the contributions may be in cash or in stock, at the election of the Company. Contributions are allocated among employees who have reached age 21, have at least one year of service and are employed more than 500 hours throughout the year. Contributions are allocated in the proportion that the employee's total compensation for the year (up to $200,000) bears to the total compensation of all ESOP participants for the year (up to $200,000 per participant). However, the sum of contributions and forfeitures allocated to an employee in any year cannot exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Employees who retire, die, become disabled or terminate their employment for any other reason would receive the value of the vested portion of their accounts, in cash or stock. Employees vest in their accounts in accordance with a vesting schedule based on years of credited service. Employees have the right to require the Company to repurchase shares distributed to them pursuant to the terms of the ESOP. The ESOP was originally funded with $378,478 form the Bank's terminated pension plan. The funds were used to purchase 67,285 shares of Common Stock of the Company. In 1994 and 1995, the Company contributed to the ESOP 7,147 and 10,000 additional shares, respectively, valued at $25,008 and $35,000, respectively, based upon the then current bid price of the Company's Common Stock of $3.50 and $3.50, respectively.

     401(k) Plan and SEP IRA Plan. Until December 31, 1994, the Company had a 401(k) Profit Sharing Savings Plan (the "401(k) Plan"). Under the 401(k) Plan, employees of Newberry Bancorp and its subsidiaries who had reached age 21 and had completed one year of service could elect to reduce their compensation by up to 15% (subject to specified maximum limitations) and have such amounts contributed on their behalf to the 401(k) Plan. The 401(k) Plan provided for matching employer contributions for each employee who elected to reduce his or her compensation. The amount of matching contribution was up to the sole discretion of the employer. The employer could also make additional discretionary contributions for participating employees. The sum of an employee's salary reductions, and the matching and discretionary contributions and forfeitures allocated to an employee in the year could not exceed the lesser of $30,000 or 25 percent of his or her compensation for the year, subject to indexing in accordance with Internal Revenue Service regulations to reflect changes in the cost of living. Participants in the 401(k) Plan who retire, die or terminate their employment for any other reason after having completed at least six years of service would receive the total amount of their account. All participants in the Plan as of September 30, 1994 were fully vested. The Bank's contribution to the Plan in 1994 was $16,722.

     The Bank is in the process of implementing a SEP IRA plan for 1995 to replace the terminated 401(k) Plan and proposes to contribute approximately $6,904 to employees thereunder, based on 3% of eligible employees' salaries and on the Bank's percentage return on assets, with a minimum contribution of 1.5% of eligible employees' salary.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph L. Ranzini and Stephen Lange Ranzini have executed personal guarantees of the debt of Newberry Motors, a car dealership, to GMAC and Chrysler Finance in the amount of approximately $1,000,000 to each financial institution. Stephen Lange Ranzini currently owns 50% of Newberry Motors; however, such shares are subject to a right to purchase at a nominal price by the current management of Newberry Motors under the terms of an agreement. Stephen Lange Ranzini also owns 50% of the shares of Knauf Motors, a related holding company; however, such shares are subject to a right to purchase by University Bank at a nominal price. Newberry Motors and Knauf Motors are borrowers from the Bank, and the arrangements described above were entered into in conjunction with a restructuring of the management and business structure of the car dealership. Joseph L. Ranzini and Stephen Lange Ranzini serve as unpaid directors of both Newberry Motors and Knauf Motors.

     In May 1993, a Rural Business and Industrial Development Company now called Michigan BIDCO, Inc. was established (the "BIDCO"). The BIDCO is licensed by the Michigan Financial Institutions Bureau under the State of Michigan BIDCO program. The BIDCO invests in businesses in Michigan with the objective of fostering job growth and economic development. In January 1995, the Company purchased $132,000 convertible debentures of the BIDCO for $132,000, convertible into 88 shares of the BIDCO, representing 3.3% of the BIDCO's shares on a fully diluted basis. Joseph L. Ranzini is the President and Chairman of the Board of the BIDCO and Stephen Lange Ranzini is the Treasurer thereof. Joseph L. Ranzini and Stephen Lange Ranzini received salary from the BIDCO of $79,750 and $41,250, respectively, in 1995.

     In 1995, the Bank, though a 98%-owned subsidiary, Arbor Street LLC, purchased $1,000,000 in federal low income housing tax credits through a partnership investment in Michigan Capital Fund for Housing Limited Partnership I, a Michigan limited partnership (the "Partnership"). The investment consisted of a $100,000 equity purchase and the execution by Arbor Street LLC of a $900,000 promissory note held by the Partnership (the "Note"). In connection with the execution of the Note, the Partnership required Joseph L. Ranzini and the Ranzini Family Trust dated 12/20/89 to personally guarantee the Note, because the Bank was prohibited from doing so by state banking regulations. In exchange for arranging for the guaranty of the Note, Joseph L. Ranzini and Stephen Lange Ranzini each received a 1% interest in Arbor Street LLC.

     In December 1995, the Bank acquired 80% of the common stock of Midwest Loan Services, Inc. In connection with this acquisition, the BIDCO received 23,000 shares of Common Stock of the Company, in exchange for its ownership of 10% of Midwest Loan Services, Inc. and options to buy an additional 30% of that company. The BIDCO is entitled to put such 23,000 shares to the Company at $5.00 per share in December 1996.

     When the BIDCO invests in businesses, it generally requires as part of its lending and/or investing agreement the right to designate one seat on the board of the companies in which it invests. Staff members of the BIDCO are assigned the task of sitting on such boards. Remuneration for such board assignments is paid directly to the BIDCO. In connection with his duties as Treasurer of the BIDCO, Stephen Lange Ranzini is a director of Great Lakes Tissue, a tissue paper mill and Scanlan Communications, an ABC-TV broadcast affiliate.

     The BIDCO has, by general policy of its board of directors, a loan and investment in one borrower limit of $500,000. From time to time, the BIDCO receives loan and/or investment proposals from third parties requesting an investment by the BIDCO in excess of this $500,000 limit. In such event, the BIDCO has in certain instances formed single purpose limited liability companies (the "LLCs") whose members, including Joseph L. and Stephen Lange Ranzini, are directors, shareholders and bondholders of the BIDCO, to fund amounts over the $500,000 limit. The outside investor groups invest on a pro rata, pari passu (equal) basis with BIDCO. During 1994 and 1995 the following investments were made with investor group participation:

     The BIDCO invested $500,000 and an LLC invested $800,000 of a $1,300,000,
5.5 year fully amortizing lease at 24% interest, plus an upfront $100,000 origination fee, secured by railroad boxcars through Northern Federal Leasing LLC. The BIDCO invested $500,000 and an LLC invested $280,000 of a $780,000 investment in Northern Federal Pulp and Paper LLC, which made an equity investment in Austin Trading Partners, LP (a partner in the Great Lakes Pulp and Fibre recycle pulp mill being built in Menominee, Michigan). In each of these LLCs, Joseph L. Ranzini and Stephen Lange Ranzini each contributed 1/9th of the LLCs' investment. The BIDCO invested $48,000 for a 60% equity interest in and $623,000 in a second mortgage of, and ten investors invested a total of $28,000 for a 40% equity interest in, Northern Federal Hotels, L.L.C. (a 40% owner of Okemos Holdings, which built and operates a Fairfield Inn By Marriott in Lansing, Michigan). Joseph L. Ranzini and Stephen Lange Ranzini as two of the ten investors each contributed $2,800 for a 4% equity interest in Northern Federal Hotels, L.L.C.

     The Ranzini Family Trust dated 12/20/89 borrowed $40,000 in February 1995 from the Bank, secured by, among other assets, $80,000 principal amount of convertible debentures of BIDCO. Such loan was subsequently repaid and was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     The Company maintains an investment securities account with Ladenburg Thalmann & Co. Inc. Michael Talley, a director of the Company, receives commissions on the transactions in this account. The Company pays commissions at rates which are comparable to those paid in its other investment securities accounts at other brokerage firms.

     Stephen Lange Ranzini, Paul Lange Ranzini and Joseph Lange Ranzini are the sons of Joseph L. Ranzini and Mildred Ranzini.


ITEM 2

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors has approved for submission to stockholders a proposed amendment to the Certificate of Incorporation of the Company to change the name of the Company from "Newberry Bancorp, Inc." to "University Bancorp, Inc." The amendment would restate Article FIRST of the Certificate of Incorporation to read as follows:

     "FIRST.  The name of the Corporation is:

               University Bancorp, Inc."


     The purpose of such amendment is to identify the Company with the operations of its banking subsidiary which in 1995 changed its name from The Newberry State Bank to University Bank and to reflect the Bank's strategic plan of building a successful community banking franchise in Ann Arbor, Michigan. The Bank sold assets pertaining to its branch banking operations in Newberry, Michigan in December 1995, and no longer actively conducts banking business in Newberry.


     PROPOSED ACTION. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting is required for the adoption of the proposed amendment to the Certificate of Incorporation. The members of the Ranzini family have indicated their intention to vote their shares in favor of such amendment and if they do so, such adoption is assured even if other stockholders fail to vote in favor of the amendment.

     The Board of Directors recommends a vote "FOR" the amendment of its certificate of incorporation to change the name of the Company to "University Bancorp, Inc."

ITEM 3

                    PROPOSAL TO APPROVE THE 1995 STOCK PLAN

DESCRIPTION OF THE 1995 STOCK PLAN.

     The 1995 Stock Plan of the Company was adopted by the Board of Directors in November 1995, subject to stockholder approval. As a result of a March 1996 amendment to the 1995 Stock Plan, a total of 350,000 shares of Common Stock are reserved for issuance upon the exercise of options or in connection with awards or direct purchases of stock under the 1995 Stock Plan (subject to adjustment for capital changes). Shares subject to Options which for any reason expire or are terminated unexercised may again be available for grant under the 1995 Stock Plan. Unless sooner terminated, the 1995 Stock Plan will terminate on November 15, 2005. The complete text of the 1995 Stock Plan is attached hereto as Exhibit A and the following discussion is qualified in its entirety by the full text of the 1995 Stock Plan.

     The purpose of the 1995 Stock Plan is to provide incentives to officers, directors, employees and consultants of the Company, and to replace the Company's 1986 Incentive Stock Option Plan and 1987 Non-Statutory Stock Option Plan. Under the 1995 Stock Option Plan, officers and other employees of the Company and any present or future parent or subsidiary (collectively, "Related Corporations") are provided with the opportunity to purchase shares of Common Stock of the Company pursuant to options which may qualify as "incentive stock options" ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and Related Corporations are provided with the opportunity to purchase shares of Common Stock of the Company pursuant to options which do not qualify as ISOs ("Non-Qualified Options") and, in addition, such directors, officers, employees and consultants may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." The Company and its subsidiaries have approximately fifty (50) employees who are eligible to participate in the 1995 Stock Plan and there are seven (7) non-employee directors of the Company and/or its subsidiaries who are eligible to participate in the 1995 Stock Plan.

     The 1995 Stock Plan shall be administered by the Board of Directors of the Company. The Board has the right, in accordance with the Plan, to appoint a Compensation Committee ("Compensation Committee") of three or more of its members to administer the Plan. As of March 31, 1996, Messrs. Joseph L. Ranzini, Stephen Lange Ranzini and Michael Talley were the Members of the Compensation Committee.

     Subject to the ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Compensation Committee shall have the authority to determine to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the time or times at which Stock Rights shall be granted, the option price of shares subject to each Option and the purchase price of shares subject to each Purchase, whether any Option granted shall be an ISO or a Non-Qualified Option, the time or times when each Option shall become exercisable and the duration of the exercise period, and restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights and to interpret the Plan and prescribe and rescind rules and regulations relating to it. In the absence of a Compensation Committee, the Board shall administer the Plan and make the determinations described above in this paragraph, and any reference in this description to the Compensation Committee shall also mean the Board if the context so requires.

     The Compensation Committee may, from time to time, adopt amendments, certain of which may be subject to stockholder approval, and may terminate the 1995 Stock Plan at any time (although such action shall not affect Stock Rights previously granted). Holders of Stock Rights are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The 1995 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and not more than ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the ISO expires no more than five years from its date of grant.

     Exercise of any Stock Right, in whole or in part, under the 1995 Stock Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Compensation Committee, by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or through an exercise notice payment procedure, or any combination thereof. The 1995 Stock Plan contains terms providing for the exercise of Stock Rights by or on behalf of former and deceased employees. Any Option granted pursuant to the 1995 Stock Plan is not assignable or transferable other than by will or by the laws of descent and distribution and is exercisable during the optionee's lifetime only by the optionee.

NEW PLAN BENEFITS.

     Following the adoption of the Plan, the Board of Directors of the Company approved in 1995, subject to approval of the Plan by the stockholders of the Company, the issuance of ISOs and Non-Qualifying Options to the following persons on the following terms exercisable for shares of Common Stock as follows:

     Mark Ouimet (President of the Bank) - (a) ISO for 20,000 shares of Common Stock, at an exercise price of $4.50 per share, vested 100% and expiring no later than December 31, 1997; (b) ISO for 80,000 shares of Common Stock, vesting in equal 25% annual installments (20,000 shares each) on January 10, 1997, January 10, 1998, January 10, 1999 and January 10, 2000, and expiring no later than December 31, 1997 (in the case of the option vesting on January 10, 1997) and September 30, 2000 (in the case of the other options); and (c) a Non-Qualifying Option for 80,000 shares of Common Stock, at an exercise price of $4.50 per share, vested 100% and expiring no later than December 31, 1997.

     Thomas J. Vandermus (Chief Financial Officer of the Company) - (a) ISO for 10,000 shares of Common Stock, vested 100%, at an exercise price of $5.00 per share, and expiring no later than November 15, 2000; and (b) ISO for 10,000 shares of Common Stock, at an exercise price of $5.00 per share, vesting in equal 20% annual installments (2,000 shares each) on June 30, 1996, June 30, 1997, June 30, 1998, June 30, 1999 and June 30, 2000, respectively, and expiring no later than November 15, 2000.

     Robert Goldthorpe (Director of the Bank) - Non-Qualified Option for 10,000 shares of Common Stock, vested 100%, at an exercise price of $5.00 per share, and expiring no later than November 15, 2000.

     Each of Peggy Lamb (Senior Vice President of the Bank), Vivienne Peterson (Vice President, Mortgage Banking of the Bank), David Guenther (Vice President, Commercial Banking of the Bank), Jane Finkbeiner (Vice President, Operations of the Bank) and Grace Palazzolo (Vice President, Presidential Loans of the Bank)
- ISO for 10,000 shares of Common Stock, at an exercise price of $5.00 per share, vesting in equal 20% annual installments (2,000 shares each) on June 30, 1996, June 30, 1997, June 30, 1998, June 30, 1999 and June 30, 2000,
respectively, and expiring no later than November 15, 2000. (The total for these five individuals is ISOs for an aggregate of 50,000 shares of Common Stock.)

     Set forth below in tabular format is information with respect to the number of shares of Common Stock underlying ISOs granted (subject to stockholder approval of the 1995 Stock Plan) to the following persons and groups of persons under the 1995 Stock Plan (the following chart summarizes certain information set forth above):


                                 Number of Shares of
                                 Common Stock
  Name and Position              Underlying Options
  -----------------------------  ---------------------------

  Stephen Lange Ranzini,
  President and Chief Executive
  Officer of the Company                                0

  Mark Ouimet, President of
  University Bank                  Vested         100,000
                                   Unvested-       80,000
                                   Total -        180,000

  Executive Group                  Vested -       110,000
                                   Unvested -      90,000
                                   Total -        200,000

  Non-Executive Director Group     Vested -        10,000
                                   Unvested -           0
                                   Total -         10,000

  Non-Executive Office Employee
  Group                            Vested -             0
                                   Unvested -      50,000
                                   Total -         50,000


     The market value per share of Common Stock of the Company (based on the closing bid price) as of March 1, 1996 was $5.00.

     It is possible, although not determined at this time, that the Board may authorize the utilization of shares reserved under the 1995 Stock Plan for issuance to managers of independent mortgage divisions (each a "Net Branch") of the Bank, pursuant to incentive compensation arrangements with such managers based on a percentage of net profit earned by each Net Branch. The number of shares which could be issued in respect of such incentive compensation arrangements cannot be determined at this time.

FEDERAL INCOME TAX CONSEQUENCES.

     A. INCENTIVE STOCK OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to employees who receive and exercise ISOs granted under the 1995 Stock Plan:

     Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon exercise of the ISO. If shares acquired upon exercise of an ISO are disposed of after the later of
(i) two years following the date the Option was granted, or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the Option, the difference between the amount realized on such disposition of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee.

     If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases any excess of the fair market value of the shares at the time of exercise of the Option over the exercise price, or, if less, the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disqualifying disposition. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares. In addition, the special rules applicable to ISOs will not apply if the optionee is not employed by the Company at all times during the period from the date the Option is granted through the date three months before the date the Option is exercised (one year in the case of permanent disability). Failure to satisfy this requirement will result in the Option being treated as a Non-Qualified Option. See the decision of Non-Qualified Options below.

     In general, no tax deduction is allowed to the Company upon either grant or exercise of an ISO under the 1995 Stock Plan. However, in any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

     An optionee may, be entitled to exercise an ISO by delivering shares of the Company's Common Stock ("old stock") to the Company in exchange for the Common Stock received upon exercise of the ISO ("option stock"), if the optionee's ISO agreement so provides. In general, if an optionee exchanges old stock for option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock, and shares acquired upon exercise of the ISO will not be subject to tax as explained above until the shares are sold. However, an exception exists to this rule when the old stock is "statutory option stock" (as defined below) that has been held for a period less than the applicable holding periods under the Code. In that event, the optionee will realize ordinary compensation income with respect to the old stock in an amount equal to the lesser of (i) the excess of the fair market value of the option stock on the date of exercise of the ISO over the basis of the old stock, or (ii) the fair market value of the old stock on the date it was originally exercised over the original option exercise price. "Statutory option stock" consists of stock acquired through the exercise of a "qualified stock option," "incentive stock option," an option acquired under an "employee stock purchase plan" or a "restricted stock option," as these terms are defined in the Code. Further, if the old stock used to exercise an ISO is Restricted Stock (as defined below), exercise of the ISO with such Restricted Stock may be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

     B. NON-QUALIFIED OPTIONS. The following general rules are applicable for Federal income tax purposes under existing law to holders of Non-Qualified Options and to the Company:

     The optionee does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a deduction by reason of such grant. The optionee will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In accordance with the Regulations under the Code and applicable state law, the Company will require the optionee to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the Option. If the Company withholds shares instead of cash to satisfy this withholding tax obligation, the optionee nonetheless will be required to include in income the compensation income attributable to the shares withheld. When the optionee sells the shares, such optionee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and such optionee's basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than the statutory holding period, this gain or loss will be a long-term capital gain or loss. The present statutory holding period is one year. In general, the Company will be entitled to a tax deduction in the year in which compensation income attributed to the Non-Qualified Options is recognized by the optionee. The foregoing rules are based upon the assumptions that (i) the Options do not have a readily ascertainable fair market value at the date of grant and (ii) the Common Stock acquired by exercising the Non-Qualified Option is either transferable or not subject to a "substantial risk of forfeiture" (as such terms are defined in Regulations under Section 83 of the Code).

     An optionee may, be entitled to exercise a Non-Qualified Option by delivering shares of old stock to the Company in exchange for the Common Stock received upon exercise of the option ("Non-Qualified Option stock"), if the optionee's Non-Qualified Option agreement so provides. In general, if an optionee exchanges old stock for Non-Qualified Option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock. However, if the fair market value of the Non-Qualified Option stock received exceeds the fair market value of the old stock (at the time of exercise) delivered to acquire the Non-Qualified Option stock, the transaction will be separated into two parts for tax purposes. In the first part, the number of shares of old stock delivered will be deemed exchanged, tax-free, for a like number of shares of the Non-Qualified Option stock received, and the basis of the shares so received will be the same as the basis of the shares of old stock delivered. In the second part of the transaction, the balance of the shares of Non-Qualified Option stock received will be treated as ordinary compensation income, and the fair market value of these shares will constitute both the amount of compensation income with respect to, and the basis for, such shares. Further, if the old stock used to exercise a Non-Qualified Option is Restricted Stock (as defined below), and the Common Stock acquired on exercise of the Non-Qualified Option is not subject to restrictions substantially similar to those imposed on such Restricted Stock, exercise of the Non-Qualified Option with such Restricted Stock will be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

     C. SPECIAL RULES FOR RESTRICTED STOCK. Common Stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in Regulations under Section 83 of the Code), referred to herein as "Restricted Stock," is subject to special tax rules. If the Common Stock acquired on the exercise of a Non-Qualified Option or pursuant to an Award or Purchase is Restricted Stock, the amount of income recognized by the optionee generally will be determined as of the time the restrictions lapse, and will be equal to the difference between the amount paid for the Restricted Stock and the fair market value of the Restricted Stock at that time. In that case, the payment to the Company of withholding taxes will be required as the income arises, i.e., at the time the transfer restrictions on the stock lapse or the substantial risk of forfeiture no longer exists.

     Due to certain securities law restrictions, the Common Stock acquired by officers and directors of the Company who exercise Non-Qualified Options will be treated for tax purposes as Restricted Stock. Similarly, the Common Stock acquired by officers and directors of the Company who exercise ISOs will be treated for alternative minimum tax purposes (but not regular tax purposes) as Restricted Stock.

     If an optionee transfers Restricted Stock to the Company to exercise an ISO, the restrictions on such Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Similarly, if the optionee transfers Restricted Stock to the Company to exercise a Non-Qualified Option, and the stock received by the optionee on exercise is not subject to restrictions substantially similar to those imposed on such Restricted Stock, the restrictions on that Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time.

     Under Section 83(b) of the Code, an election is available to the optionee to include in gross income, in the taxable year that Restricted Stock is first transferred to the optionee, the amount of any excess of the fair market value (as determined under Section 83) of the Restricted Stock over the amount (if any) paid for such stock. If this election is made and the optionee pays the tax in year such election is made, no further tax liability will arise at the time the transfer restrictions on the Restricted Stock lapse or the substantial risk of forfeiture no longer exists. However, if shares of Restricted Stock for which a Section 83(b) election is in effect are forfeited while such shares are both nontransferable and subject to a substantial risk of forfeiture, the loss realized by the optionee on the forfeiture, for federal income tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the optionee at the time of transfer) less any amount realized by the optionee on such forfeiture. Restricted Stock acquired by exercising an ISO generally is not subject to the rules of Section 83, but rather the rules discussed above under Incentive Stock Options.

     D. MINIMUM TAX. In addition to the tax consequences described above, the exercise of ISOs granted under the 1995 Stock Plan may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a flat rate of 21%) will be applied against a taxable base which is equal to regular taxable income, adjusted for certain limited deductions and losses, increased by items of tax preference, and reduced by a statutory exemption ($30,000 for single individuals, $40,000 for joint return filers and surviving spouses and $20,000 for married persons filing separately). The statutory exemption is phased out for certain higher income taxpayers. The bargain element at the time of exercise of an ISO, i.e., the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price, is included in the optionee's alternative minimum taxable income for purposes of the minimum tax, subject to the rules applicable to Restricted Stock.

     Thus, if upon exercise of an ISO an optionee receives stock which is not Restricted Stock (as defined in Paragraph C above), the bargain element is included in the optionee's alternative minimum taxable income in the year of exercise. If the optionee receives Restricted Stock on exercise of an ISO, the bargain element is measured and included in alternative minimum taxable income in the year(s) that the restrictions on the stock lapse(s), unless the optionee files a
Section 83(b) election under the Code with the Internal Revenue Service within 30 days of the date of exercise of the ISO and thereby elects to include the bargain element in alternative minimum taxable income in the year of exercise. For purposes of determining alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the taxpayer sells the stock acquired by exercise of the ISO, the basis of such stock will be its fair market value at the time the ISO was exercised. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against regular tax liability in later years.

     E. ERISA. The 1995 Stock Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the 1995 Stock Plan.

PROPOSED ACTION.

     Approval of the 1995 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date for the Meeting, and present in person or by proxy at the Meeting. The Board of Directors believes that it is not possible for the Company to achieve its strategic plan without adoption of the 1995 Stock Plan. The Board believes that if its strategic plan succeeds, the increased value for stockholders will offset the prospective substantial dilution through the exercise of options caused by implementing the 1995 Stock Plan. Members of the Ranzini family have indicated their intention to vote their shares "For" approval of the Plan and, accordingly, such vote would assure approval of the Plan.

     The Board of Directors recommends a vote "FOR" the approval of the 1995 Stock Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountant selected to be the Company's principal accountants for the fiscal year ending December 31, 1996 is Crowe, Chizek & Co. A representative of such accounting firm is expected to be available in person or by speaker telephone at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, or to respond to appropriate questions.

                                 OTHER MATTERS

     The cost of proxy solicitation will be borne by the Company. Banks, brokers and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of proxy material. In addition, proxies may be solicited, without addition compensation, by directors, officers and other regular employees of the Company and its subsidiaries by telephone, telegraph, telecopy or in person.

Dated:  April __,  1996

                                                                   EXHIBIT A


                             NEWBERRY BANCORP, INC.
                                1995 STOCK PLAN


     1. Purpose. The 1995 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Newberry Bancorp, Inc. (the "Corporation") and any present or future subsidiaries of the Corporation (collectively, "Related Companies" and individually a Related Company) by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Corporation and Related Companies by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Corporation and Related Companies by providing them with awards of stock in the Corporation ("Awards"); and (d) to directors, officers, employees and consultants of the Corporation and Related Companies by providing them with opportunities to make direct purchases of stock in the Corporation ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereinafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

     2.  Administration of the Plan.

     (a) Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of three or more of its members to administer this Plan. To the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended, with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Corporation and Related Companies (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

     (b) Committee Action. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (c) Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board consistent with the provisions of the third sentence of paragraph 2(a) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of the Plan applicable to other eligible persons. Consistent with the provisions of the third sentence of paragraph 2(a) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

     3. Eligible Employees and Others. ISOs may be granted to any employee of the Corporation or any Related Company. Those officers and directors of the Corporation who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Corporation or any Related Company. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), or shares of Common Stock re-acquired by the Corporation in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 350,000 shares, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted or amended from time to time by a vote of stockholders or otherwise pursuant to paragraph
13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Stock Rights under the Plan.

     5. Granting of Stock Rights. (a) Stock Rights may be granted under the Plan at any time on or after November 15, 1995 and prior to November 15, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     (b) Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Stock Rights pursuant to the Plan are in all respects subject to, and the Plan and such Stock Rights granted under it shall be of no force or effect unless and until, and no Stock Rights granted hereunder shall in any way vest or become exercisable in any respect unless and until, approval of the Plan is obtained by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval, in form and substance satisfactory to counsel for the Corporation. In the event that such stockholder approval as aforesaid has not been received by the first anniversary of the date of adoption of the Plan by the Board of Directors of the Corporation, then in such event the Plan and any Stock Rights granted under the Plan shall be null and void, and, upon the occurrence of such stockholder approval, the Plan and such Stock Rights shall become effective as of the date of the adoption by the Board of Directors of the Corporation of the Plan or the grant of such Stock Rights, as the case may be.

     6.  Minimum Option Price; ISO Limitations.

     (a) Price for Non-Qualified Options. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than fifty (50%) percent of the fair market value per share of Common Stock on the date of such grant.

     (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Company (a "10% Stockholder"), the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

     (c) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Corporation and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase pursuant to the exercise of incentive stock options (such ISOs) more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

     (d) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange and is reported on the NASDAQ National Market List; or (iii) the closing bid price last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not traded on a national securities exchange and is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Related Company. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

     (a) Full Vesting or Partial Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     (c) Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(b)(7) of the Code, as described in paragraph 6(c).

     9. Termination of Employment. If an ISO optionee ceases to be employed by the Corporation and all Related Companies other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Related Company to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Corporation and Related Companies, so long as the optionee continues to be an employee of the Corporation or any Related Company. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Corporation or any Related Company for any period of time.

     10.  Death; Disability.

     (a) Death. If an ISO optionee ceases to be employed by the Corporation and all Related Companies by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

     (b) Disability. If an ISO optionee ceases to be employed by the Corporation and all Related Companies by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or successor statute.

     11. Assignability. No Option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Option shall be exercisable only by him.

     12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Corporation relating to such
Option:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Corporation shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Consolidations or Mergers. If the Corporation is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Corporation hereunder (the "Successor Board"), shall, as to outstanding Options, take one or more of the following actions: (a) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options, or make provision for the exchange of such Options, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (less the exercise price thereof not paid); or (b) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (c) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (d) terminate all Options in exchange for a cash payment equal to the excess of the fair market value (determined as of the date in question in a manner consistent with paragraph 6(d)) of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (e) accelerate the date of exercise of such options or of any installment of any such Options; or (f) terminate all Options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Corporation (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

     (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such

ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     (e) Dissolution or Liquidation. In the event of the proposed dissolution of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

     (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

     (h) Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Corporation at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock

Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise (determined as of such date in a manner consistent with paragraph 6(d)) to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Committee, by delivery (including by telecopier) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Corporation to pay for the exercise price, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. Term and Amendment of Plan. The Plan shall expire on November 15, 2005 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     16. Conversion of ISOs into Non-Qualified Options. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Corporation or a Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

     17. Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. Governmental Regulation. The Corporation's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

     20. Notice to Corporation of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware or the laws of any jurisdiction in which the Corporation or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                                                                     PRELIMINARY
                                                                  PROXY MATERIAL


                             NEWBERRY BANCORP, INC.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEWBERRY BANCORP, INC. (THE "COMPANY") SCHEDULED FOR JUNE 3, 1996.

     The undersigned hereby appoints Joseph L. Ranzini, Stephen Lange Ranzini and Mark Ouimet, and each of them individually, proxies, with full power of substitution, to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on June 3, 1996, and at any adjournment(s) thereof, upon all subjects that may properly come before the Meeting and any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE "FOR" THE ELECTION OF ALL LISTED NOMINEES FOR ELECTION AS DIRECTORS, "FOR" ITEM 2 DESCRIBED IN THE PROXY STATEMENT (APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION), AND "FOR"
ITEM 3 DESCRIBED IN THE PROXY STATEMENT (APPROVAL OF THE COMPANY'S 1995 STOCK
PLAN), AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     Your vote for the election of directors, Item 2 and Item 3 described in the proxy statement may be indicated on the reverse side of this proxy.

     The nominees for election as directors are: Keith E. Brenner, Robert Goldthorpe, Mark Ouimet, Joseph L. Ranzini, Joseph Lange Ranzini, Mildred Ranzini, Paul Lange Ranzini, Stephen Lange Ranzini and Michael Talley.

________________________________________________________________________________
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES
            FOR ELECTION AS DIRECTORS AND FOR ITEM 2 AND FOR ITEM 3.
________________________________________________________________________________
                              (SEE REVERSE SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AND/FOR APPROVAL OF ITEM 2 AND ITEM 3.


Item 1:  Election of Directors (SEE REVERSE FOR LIST OF NOMINEES)

FOR      WITHHELD     FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):
/ /        / /
                      ________________________________________________________

                      ________________________________________________________

Item 2:  Approval of Amendment of Certificate of Incorporation, changing the
         Company's name to "University Bancorp, Inc."

FOR      WITHHELD              AGAINST
/ /        / /                   / /

Item 3:  Approval of Company's 1995 Stock Plan

FOR      WITHHELD              AGAINST
/ /        / /                   / /


                                                 The signer hereby revokes all
                                                 proxies heretofore given by the
                                                 signer to vote at the Meeting
                                                 or any adjournment thereof.

                                                 Dated:_______________________

                                                 X____________________________
                                                 Signature

                                                 _____________________________
                                                 Signature (if held jointly)

                                                 Please sign above exactly as
                                                 name appears hereon.  Joint
                                                 owners should each sign.  When
                                                 signing as officer, attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such.
